                        LOCTITE CORPORATION NONQUALIFIED
                           EMPLOYEE THRIFT INVESTMENT
                         AND DEFERRED COMPENSATION PLAN

                  AMENDED AND RESTATED EFFECTIVE JULY 1, 1995

                               TABLE OF CONTENTS

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Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE 1 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE 2 - Eligibility; Enrollment; Commencement of Participation  . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         2.1     Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         2.2     Enrollment Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         2.3     Commencement of Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         2.4     Termination of Employee Participation on Account of Ineligibility  . . . . . . . . . . . . . . . . . .     4

ARTICLE 3 - Deferral Limits and Elections; Interest Crediting; Installment Distributions; Matching Amounts  . . . . . .     5
         3.1     Deferral Limits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         3.2     Elections to Defer; Effect of Election Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         3.3     Withholding of Deferral Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         3.4     Matching Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         3.5     Interest Crediting Prior to Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         3.6     Installment Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         3.7     FICA Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE 4 - Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal Election . . . . . . . . . . . . . . . .     7
         4.1     Short-Term Payout  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         4.2     Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies  . . . . . . . . . . . . . . . .     7
         4.3     Withdrawal Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

ARTICLE 5 - Retirement Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         5.1     Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         5.2     Payment of Retirement Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         5.3     Death Prior to Completion of Retirement Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

ARTICLE 6 - Pre-Retirement Survivor Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         6.1     Pre-Retirement Survivor Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         6.2     Payment of Pre-Retirement Survivor Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

ARTICLE 7 - Termination Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         7.1     Termination Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         7.2     Payment of Termination Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

ARTICLE 8 - Disability Waiver and Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         8.1     Disability Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         8.2     Disability Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

ARTICLE 9 - Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         9.1     Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         9.2     Beneficiary Designation; Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         9.3     Acknowledgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         9.4     No Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         9.5     Doubt as to Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         9.6     Discharge of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

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ARTICLE 10 - Leave of Absence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         10.1    Paid Leave of Absence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         10.2    Unpaid Leave of Absence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

ARTICLE 11 - Termination, Amendment or Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         11.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         11.2    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         11.3    Effect of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE 12 - Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         12.1    Committee Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         12.2    Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         12.3    Binding Effect of Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         12.4    Indemnification of Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE 13 - Other Benefits and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         13.1    Coordination with Other Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE 14 - Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         14.1    Presentation of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         14.2    Notification of Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         14.3    Review of a Denied Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         14.4    Decision on Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         14.5    Legal Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

ARTICLE 15 - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         15.1    Unsecured General Creditor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         15.2    Employer's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         15.3    Nonassignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         15.4    Not a Contract of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         15.5    Furnishing Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         15.6    Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         15.7    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         15.8    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         15.9    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         15.10   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         15.11   Spouse's Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         15.12   Distribution in the Event of Taxation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         15.13   Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         15.14   Incompetent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         15.15   Court Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

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                        LOCTITE CORPORATION NONQUALIFIED

           EMPLOYEE THRIFT INVESTMENT AND DEFERRED COMPENSATION PLAN

                  Amended and Restated Effective July 1, 1995

                                    Purpose

                 The purpose of this Plan is to provide specified benefits to Directors (as hereinafter defined) and to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of Loctite Corporation. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan originally was effective January 1, 1995. Effective July 1, 1995, the Deferral Accounts of certain employees under the Loctite Corporation Deferred Compensation Plan were credited under this Plan.


                                   ARTICLE 1
                                  Definitions

                 For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following meanings:

1.1 "Account Balance" shall mean with respect to each Participant (i) the sum of the Deferral Amount, the Matching Amount, the balance, if any, of the Deferral Account under the Loctite Corporation Deferred Compensation Plan as of June 30, 1995, and interest credited in accordance with the applicable interest crediting provisions of the Plan, less (ii) all distributions. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or Beneficiary pursuant to this Plan.

1.2 "Annual Deferral Amount" shall mean that portion of a Participant's Compensation that a Participant elects to have and is actually deferred, in accordance with Article 3, for any Plan Year. In the event of Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, such Plan Year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.3 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.4 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.5      "Board' shall mean the Board of Directors of the Company.

1.6 "Bonus Plan" shall mean any documented bonus plan or program of the Employer, excluding any plan or program for the payment of commissions.

1.7      "Claimant" shall have the meaning set forth in Section 14.1.

1.8      "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.9 "Committee" shall mean the committee appointed to administer the Qualified TIP that shall also manage and administer this Plan in accordance with the provisions of Article 12.

1.10     "Company" shall mean Loctite Corporation.

1.11 "Compensation" shall mean all cash remuneration received by an Employee while a Participant from the Company or an Affiliate (as such term is defined in the Qualified TIP) for services actually rendered, including overtime, commissions, bonus and incentive payments if related to services, as reported by the Company or Affiliate as income to such Employee for income tax purposes; provided, however, (i) that Compensation does not include cost-of-living, housing or other allowances, or, except as provided above, other employee benefits, including, but not limited to, rights under any stock purchase plan, insurance program or any benefits to any of the Employees thereunder, stock options, restricted stock grants or stock appreciation rights or dividend equivalents paid thereon, and (ii) that Compensation includes amounts deferred as Salary Deferral Contributions (as such term is defined in the Qualified TIP) pursuant to the Qualified TIP, the amount of any reduction in an Employee's Compensation that is contributed to a cafeteria plan qualified under Section 125 of the Code, and amounts that would otherwise be considered Compensation but have been deferred pursuant to any non-qualified plan or arrangement of any Employer, including this Plan. However, in the case of a Director, "Compensation" shall mean the cash portion of the fees paid to the Director by the Company for service on the Board.

1.12 "Crediting Rate" shall mean, for each Plan Year, an interest rate determined and announced by the Committee that is the Moody's Rate. The Moody's Rate for a Plan Year shall be an interest rate that is published in Moody's Bond Record under the heading of "Moody's Corporate Bond Yield Averages -- Av. Corp." on the September 30 (or the date most closely preceding September 30) preceding the first day of such Plan Year.

1.13 "Deferral Amount" shall mean the sum of all of a Participant's Annual Deferral Amounts.

1.14     "Director" shall mean a non-employee member of the Board.

1.15     "Disability" shall have the meaning set forth in the Qualified TIP.

1.16     "Disability Benefit" shall mean the benefit set forth in Article 8.

1.17 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.18 "Employer" shall mean the Company and/or any of its subsidiaries that have been selected by the Board to participate in the Plan.

1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.20 "Matching Amount" shall mean any amount credited by the Company to a Participant's account in accordance with Section 3.4.

1.21 "Participant" shall mean any employee of an Employer who is eligible and elects to participate in the Plan pursuant to Article 2 and any Director who elects to participate in the Plan pursuant to Article 2.

1.22 "Plan" shall mean the Loctite Corporation Nonqualified Employee Thrift Investment and Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as amended from time to time.

1.23 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.24 "Plan Entry Date" shall mean one of two dates, January 1 and July 1, in any Plan Year on which an employee who is eligible to become a Participant commences participation in the Plan in accordance with
         Article 2. Deferral elections are also made effective as of such dates in accordance with Article 3.

1.25     "Plan Year" shall mean the calendar year.

1.26     "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
         Article 6.

1.27 "Qualified TIP" shall mean the Loctite Corporation Employee Thrift Investment Plan, as amended from time to time.

1.28 "Retirement," "Retires" or "Retired" shall mean, in the case of a Participant who is not a Director, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the Participant's attainment of his or her "Early Retirement Date" under the Retirement Plan of Loctite Corporation and, in the case of a Participant who is a Director, the cessation of the Director's service on the Board for any reason other than death or Disability.

1.29     "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.30     "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.31     "Termination Benefit" shall mean the benefit set forth in Article 7.

1.32 "Termination of Employment" shall mean the ceasing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.33 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.


                                   ARTICLE 2
             Eligibility; Enrollment; Commencement of Participation


2.1 Eligibility. Participation in the Plan shall be limited to Directors and a select group of management or highly compensated employees of the Employers. Accordingly, only employees of an Employer meeting either of the following requirements shall be eligible to become Participants in the Plan:

                          (a) The employee's base salary as of the first day of the month prior to a Plan Entry Date is at least $100,000; or

                          (b) The employee's base salary as of the first day of the month prior to a Plan Entry Date is at least $80,000 and the employee's average annual Compensation for the most recently completed 3 calendar years prior to such Plan Entry Date is at least $100,000.

         If an employee shall satisfy either of the foregoing requirements and commence participation in the Plan as of a Plan Entry Date in accordance with Section 2.3, such employee shall remain eligible to participate in the Plan as long as the employee's base salary is at least $80,000.

2.2 Enrollment Requirements. As a condition of participation, each eligible employee pursuant to Section 2.1 and each Director shall complete, execute and return to the Committee, prior to his or her proposed Plan Entry Date, a Plan Agreement, an Election Form and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

2.3 Commencement of Participation. Provided an employee or a Director has met all requirements to be a Participant set forth in this Plan and imposed by the Committee, that employee or Director shall commence participation in the Plan on the Plan Entry Date that immediately follows his or her election to participate in the Plan. If an employee or a Director fails to meet all such requirements prior to that Plan Entry Date, that employee or Director shall not be eligible to participate in the Plan until the Plan Entry Date that follows his or her satisfaction of those requirements.

2.4 Termination of Employee Participation on Account of Ineligibility. If an employee participating in the Plan ceases to meet the requirements of Section 2.1 or if, in accordance with temporary or final regulations of the U.S. Department of Labor, it is determined that the employee does not belong to a "select group of management or highly compensated employees," as that phrase is used in Section 201(2) of ERISA, the employee shall cease to be eligible to participate in the Plan and his or her Account Balance shall be distributed as soon as practicable in a single sum.

                                   ARTICLE 3
               Deferral Limits and Elections; Interest Crediting;
                  Installment Distributions; Matching Amounts


3.1 Deferral Limits. As a condition of making a deferral of Compensation under this Plan for each Plan Year, each Participant who is not a Director must have elected to make the maximum before-tax salary deferral contribution permitted under the Qualified TIP with respect to such Plan Year. Subject to such condition, a Participant may elect to defer such percentage or dollar amount of Compensation as the Participant shall specify in the Election Form.

3.2      Elections to Defer; Effect of Election Form.

         (a) Deferral Elections in General. Deferral elections with respect to Compensation excluding amounts payable under a Bonus Plan shall be made prior to each January 1 Plan Entry Date for the following Plan year. Deferral elections with respect to Compensation excluding all amounts other than amounts payable under a Bonus Plan shall be made prior to the July 1 Plan Entry Date for amounts payable under a Bonus Plan during the following Plan Year. Except as otherwise provided in Articles 4 and 8, a deferral election shall be irrevocable for the 12 month period beginning on the Plan Entry Date as of which the election first becomes effective. Notwithstanding the foregoing, deferral elections with respect to Compensation, including amounts payable under a Bonus Plan, may be made prior to July 1, 1995, and such elections shall remain in effect for the remainder of the 1995 Plan Year, with respect to Compensation other than amounts payable under a Bonus Plan, and until July 1, 1996, with respect to amounts payable under a Bonus Plan.

         (b) Initial Deferral Elections. In connection with a Participant's commencement of participation in the Plan, and prior to the Participant's Plan Entry Date, the Participant shall make a deferral election in accordance with Section 3.2(a) by delivering to the Committee a completed and signed Election Form, which Election Form must be accepted by the Committee for a valid election to exist. If the Participant's Plan Entry Date is January 1, during the same Plan Year a second Election Form may be completed, signed, and delivered to the Committee prior to the July 1 Plan Entry Date in accordance with Section 3.2(a), which Election Form must be accepted by the Committee for a valid election to exist.

         (c) Additional Deferral Elections. For each succeeding Plan Year, new Election Forms must be delivered to the Committee, in accordance with its rules and procedures, before each Plan Entry Date as of which the election is to be effective in accordance with Section 3.2(a). If an Election Form is not timely delivered for a deferral election, no Annual Deferral Amount shall be withheld with respect to Compensation that could be deferred pursuant to that Election Form in accordance with Section 3.2(a).

3.3 Withholding of Deferral Amounts. For each Plan Year with respect to Compensation excluding amounts payable under a Bonus Plan, the Annual Deferral Amount shall be withheld each payroll period (in the case of a Director, each period for which fees as a Director are payable) from such Compensation at the time such Compensation otherwise would be paid to the Participant. For each Plan Year with respect to Compensation excluding all amounts other than amounts payable under a Bonus Plan, the Annual Deferral Amount shall be withheld from such Compensation at the time such Compensation otherwise would be paid to the Participant. In no case shall Annual Deferral Amounts be withheld from Compensation otherwise payable during a Plan Year, unless it is certain that the maximum permitted before-tax contributions will be made to the Qualified TIP for the same Plan Year.

3.4 Matching Amounts. For each Participant who is not a Director, a Matching Amount shall be credited to a Participant's Account Balance for each Plan Year, as of the end of the Plan Year. The Matching Amount shall be the amount of additional employer matching contributions that would have been made to the Qualified TIP had the Deferral Amount under this Plan been contributed to the Qualified TIP as a before-tax salary deferral contribution and had the limit on such employer matching contributions been 50% of the sum of before-tax salary deferral contributions and after-tax contributions, but only to the extent such sum does not exceed 6% of the Participant's Compensation. For purposes of the preceding sentence, "Compensation" shall have the meaning set forth in Section 1.11, excluding, however, amounts in excess of $250,000, and only Deferral Amounts with respect to Compensation as so defined shall be considered.

3.5 Interest Crediting Prior to Distribution. Prior to the commencement of any distribution of benefits under Article 4, 5, 6, 7 or 8, interest at the applicable Crediting Rate shall be credited and compounded annually on a Participant's Account Balance. For purposes of such credits of interest, Annual Deferral Amounts and Matching Amounts credited to a Participant's Account Balance for a Plan Year shall be credited with interest as though these amounts were credited to the Participant's Account Balance on the first day of the month in which the Participant commenced deferrals of Compensation under the Plan for such Plan Year. In the event of Retirement, death or a Termination of Employment prior to the end of a Plan Year, the basis for that year's interest crediting at the applicable Crediting Rate will be a fraction of the full year's interest based on the number of full months that the Participant was employed by the Employer during the Plan Year prior to the occurrence of such event. If a distribution is made under this Plan, for purposes of crediting interest, the Account Balance shall be reduced as of the first day of the month in which the distribution is made.

3.6 Installment Distributions. If a benefit is paid in installments under Articles 5, 6 or 8, installment payment amounts shall be determined in the following manner:

         (a) Interest Rate. The interest rate to be used to calculate installment payment amounts shall be the Crediting Rates for the Plan Years in which installment payments are made.

         (b) "Deemed" Installment Payments. For purposes of calculating installment payment amounts only (and notwithstanding the fact that installment payments shall actually be paid monthly), installment payments for each 12 month period, starting with the date that the Participant becomes eligible to receive a distribution of an Account Balance under this Plan (the "Eligibility Date") and continuing thereafter for each additional 12 month period until the Account Balance is paid in full, shall be deemed to have been paid in one sum as of the first day of each such 12 month period. (The result of this is that interest crediting shall be made on an annual basis after taking into account the "deemed" annual installment payment for the 12 month period.)

         (c) Amortization. Based on the interest rate determined in accordance with Section 3.6(a) above and the "deemed" form of installment payments determined in accordance with Section 3.6(b) above, the Participant's Account Balance shall be amortized in equal annual installment payments over the term of the specified payment period (stated in years rather than months). Accordingly, payments throughout the distribution period will be computed by annual amortization of the remaining Account Balance over the remaining payment period (stated in years rather than months) based on the Crediting Rate for the Plan Year in which the annual payment is deemed to occur, and such annual amortization shall be computed initially as of the Eligibility Date and recomputed thereafter as of each anniversary of the Eligibility Date.

         (d)     Monthly Payments. The annual installment payment determined in
                 Section 3.6(c) above shall be divided by 12, and the resulting number shall be the monthly installment payment that is to be paid each month during the year.

3.7 FICA Taxes. For each Plan Year in which an Annual Deferral Amount is being withheld or a Matching Amount is being credited, the Participant's Employer(s) shall ratably withhold from that portion of the Participant's Compensation that is not being deferred the Participant's share of applicable FICA taxes. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Section 3.7.


                                   ARTICLE 4
  Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal Election


4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future "Short-Term Payout" from the Plan with respect to that Annual Deferral Amount. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus interest credited in the manner provided in Section 3.5 above. Subject to the other terms and conditions of this Plan, each Short-Term payout elected shall be paid within 90 days of the later of (i) the first day of the Plan Year that is 5 years after the first day of the Plan Year to which the applicable Annual Deferral Amount election relates, or
         (ii) the first day of any Plan Year thereafter elected by the Participant on the Election Form electing the Annual Deferral Amount.

4.2 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 90 days of the date of approval.

4.3 Withdrawal Election. A Participant may elect, at any time, to withdraw all of his or her Account Balance less a 10% withdrawal penalty (the net amount shall be referred to as the "Withdrawal Amount"). No partial withdrawals of that balance shall be allowed. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The penalty shall be equal to 10% of the Participant's Account Balance determined immediately prior to the withdrawal. The Participant shall be paid the Withdrawal Amount within 90 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate, and the Participant shall not be eligible to participate in the Plan in the future.


                                   ARTICLE 5
                               Retirement Benefit


5.1 Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefits. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or in equal monthly payments (the latter determined in accordance with Section 3.6 above) over a period of 60, 120 or 180 months. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Plan Administrator, provided that any such Election Form is submitted at least one year prior to the Participant's Retirement and such change is approved by the Committee, which approval may be granted or withheld in the Committee's sole and absolute discretion. The Election Form most recently accepted by the Plan Administrator shall govern the payout of the Retirement Benefit. The lump sum payment shall be made, or installment payments shall commence, no later than 90 days after the date the Participant Retires. Notwithstanding the foregoing, Account Balances of $25,000 or less shall be paid in a lump sum.

5.3 Death Prior to Completion of Retirement Benefits. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (i) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (ii) in a lump sum, if allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

                                   ARTICLE 6
                        Pre-Retirement Survivor Benefit


6.1 Pre-Retirement Survivor Benefit. If a Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2 Payment of Pre-Retirement Survivor Benefits. The Pre-Retirement Survivor Benefit shall be paid in a lump sum. However, if the Pre-Retirement Survivor Benefit exceeds $25,000, payment may be made, at the sole discretion of the Committee, in equal monthly payments over a period of time. In no event, however, shall that period of time exceed the payment period previously elected by the Participant for the payment of the Retirement Benefit, or, if no election was made, 15 years. The first payment (or only payment, if made in a lump sum) shall be made within 90 days of the Committee's receiving proof of the Participant's death.


                                   ARTICLE 7
                              Termination Benefit


7.1 Termination Benefits. If a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance.

7.2 Payment of Termination Benefit. The Termination Benefit shall be paid in a lump sum within 90 days of the Termination of Employment.


                                   ARTICLE 8
                         Disability Waiver and Benefit


8.1      Disability Waiver.

         (a) Eligibility. By participating in the Plan, all Participants are eligible for this waiver.

         (b) Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Compensation for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

         (c) Return to Work. If a Participant returns to employment with an Employer or to service as a Director after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to such employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.2 above.

8.2 Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed or in service and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Participant, with the consent of the Committee, shall have the right to declare his or her employment or service terminated for purposes of Articles 5 and 7.


                                   ARTICLE 9
                            Beneficiary Designation


9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, in its sole discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.


                                   ARTICLE 10
                                Leave of Absence


10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer, but the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.


                                   ARTICLE 11
                     Termination, Amendment or Modification


11.1 Termination. The Company, at any time and by action of the Board, reserves the right to terminate the Plan at any time with respect to Participants. Upon the termination of the Plan, all Plan Agreements shall terminate and a Participant's Account Balance shall be paid out in accordance with the benefits that the Participant would have received if the Participant had experienced a Termination of Employment on the date of Plan termination. The Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Employer shall have the right to accelerate installment payments by paying the present value equivalent of such payments, using the Crediting Rate for the Plan Year in which the termination occurs as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.2 Amendment. The Company, at any time and by action of the Board, may amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification shall be effective to decrease or restrict the present value equivalent, using the Crediting Rate for the Plan Year of the amendment or modification as the discount rate, of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment (or a Retirement, in the case of a Director) as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Company or the Committee, as the case may be, shall have the right to accelerate installment payments by paying the present value equivalent of such payments, using the Crediting Rate for the Plan Year of the amendment or modification as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.3 Effect of Payment. The full payment of the Participant's Account Balance under Articles 4, 5, 6, 7 and/or 8 of the Plan shall completely discharge all obligations to a Participant under this Plan and the Participant's Plan Agreement shall terminate.


                                   ARTICLE 12
                                 Administration


12.1 Committee Duties. This Plan shall be administered by the Committee, which shall have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel, who may be counsel to any Employer.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnification of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.


                                   ARTICLE 13
                         Other Benefits and Agreements


13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer.
         The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 14
                                Claims Procedure


14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                 (i) the specific reason(s) for the denial of the claim, or any part of it;

                 (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                 (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                 (iv) an explanation of the claim review procedure set forth in Section 14.3 below.

14.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)     may review pertinent documents;

         (b)     may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)     specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)     such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.


                                   ARTICLE 15
                                 Miscellaneous


15.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future. The foregoing shall not prevent the Employer from establishing a trust or other arrangement for the payment of Plan benefits as long as such arrangement does not cause such benefits to be other than "unfunded," as that term is used in Sections 201(2), 301(a)(3), 401(a)(1), and 4021(a)(6) of ERISA.

15.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

15.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

15.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the

         Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless otherwise expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

15.5 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder.

15.6 Terms. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.8 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of Connecticut.

15.9 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to:

                      Committee for the Loctite Corporation
                        Nonqualified Employee Thrift Investment and Deferred Compensation Plan
                      c/o Doris Wright
                      Loctite Corporation
                      10 Columbus Boulevard
                      Hartford, Connecticut 06106

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

15.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

15.11 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

15.12 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall reduce the benefits to be paid under this Plan.

15.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidly shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.14 Incompetent. If the Committee determines, in its sole discretion, that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.


                 IN WITNESS WHEREOF, the Company has executed this amended and restated Plan document this 31st day of May, 1995.

                              Loctite Corporation


                              By:  /s/ EUGENE F. MILLER
                                  ---------------------------------------------
                              Its: Vice-President